UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:

Commencing on or after May 6, 2013, Target Corporation will send the following communication to team members.

Subject: Exercise Your Right to Vote

At Target’s Annual Shareholders’ Meeting to be held on June 12, 2013, owners of Target shares vote on important matters like the election of our Board of Directors. The vast majority of those shares are voted via proxy. If you hold shares of Target stock, including shares owned through Target’s 401(k), you are strongly encouraged to participate in this important process by exercising your right to vote.

To help inform your perspective, Target’s 2013 Proxy Statement includes details about items of business up for vote this year, as well as information related to executive compensation, corporate governance and financial performance. You can either view the Proxy Statement online at www.proxyvote.com or request a paper copy by calling 1-800-579-1639 or emailing sendmaterial@proxyvote.com.

Voting is easy and can be done online, by phone or by mail. The proxy notice that was sent to you provides an overview of the more complete proxy materials that are available along with information that will be required to cast your vote. All votes for shares held in the Target 401(k) Plan, regardless of voting method, must be received by 6:00 a.m. Eastern Daylight Time on June 10, 2013 to be counted. All shares held through an intermediary (other than the Target 401(k) Plan), such as a bank or broker must be received by 11:59 p.m. Eastern Daylight Time on June 11, 2013 to be counted.

•                  To vote online, visit www.proxyvote.com. Have the information from your proxy notice available when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

•                  To vote by phone, call 1-800-690-6903. Have the information from your proxy notice available when you call.

•                  To vote by mail, you need to request and then mark, sign and date a proxy card and return it to Target Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A postage-paid envelope is provided when you request printed proxy materials.

Please remember to exercise your right to vote this year in conjunction with Target’s Annual Shareholders’ meeting.

Commencing on or after June 3, 2013, Target Corporation will send the following communication to team members.

Subject: Time is Running Out to Vote Your Target Shares

Please disregard this message if you’ve already participated in this year’s proxy vote.

At Target’s Annual Shareholders’ Meeting to be held on June 12, 2013, owners of Target shares vote on important matters like the election of our Board of Directors. The vast majority of those shares are voted via proxy. If you hold shares of Target stock, including shares owned through Target’s 401(k), you are strongly encouraged to participate in this important process by exercising your right to vote.

To help inform your perspective, Target’s 2013 Proxy Statement includes details about items of business up for vote this year, as well as information related to executive compensation, corporate governance and financial performance. You can either view the Proxy Statement online at www.proxyvote.com or request a paper copy by calling 1-800-579-1639 or emailing sendmaterial@proxyvote.com.

Voting is easy and can be done online, by phone or by mail. The proxy notice that was sent to you provides an overview of the more complete proxy materials that are available along with information that will be required to cast your vote. All votes for shares held in the Target 401(k) Plan, regardless of voting method, must be received by 6:00 a.m. Eastern Daylight Time on June 10, 2013 to be counted. All shares held through an intermediary (other than the Target 401(k) Plan), such as a bank or broker must be received by 11:59 p.m. Eastern Daylight Time on June 11, 2013 to be counted.

•                  To vote online, visit www.proxyvote.com. Have the information from your proxy notice available when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

•                  To vote by phone, call 1-800-690-6903. Have the information from your proxy notice available when you call.

•                  To vote by mail, you need to request and then mark, sign and date a proxy card and return it to Target Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A postage-paid envelope is provided when you request printed proxy materials.

Please remember to exercise your right to vote this year in conjunction with Target’s Annual Shareholders’ meeting.